                                                                  EXHIBIT 10.9


                         SOFTWARE DEVELOPMENT AGREEMENT


                  This Software Development Agreement ("Agreement") is effective as of December ___, 1997 ("Effective Date"), by and between Com21, Inc., a Delaware corporation ("Company"), having its principal place of business located at 750 Tasman Drive, Milpitas, California 95035 and e-Net, Inc., a _____________ corporation ("Developer"), having its principal place of business located at
                 .
-----------------

                  In consideration of the mutual promises and covenants set forth below, the parties hereto agree as follows:

                  1.       Definitions.
                           -----------

                           a. "Acceptance Criteria" means the tests,
Specifications and other acceptance criteria referenced in the Milestone
Schedule.

                           b. "Project Coordinator" means, for each party, an
individual designated by such party to facilitate communications between the parties relating to development and acceptance of the Deliverables. Each party has designated its Project Coordinator as of the Effective Date on Attachment B hereto. A party may amend Attachment B to designate a new Project Coordinator, such amendment to be effective upon written notice to the other party.

                           c. "Company Product" means a commercial version of a
telephone AIM/STU product incorporating the Deliverables or a derivative work of the Deliverables.

                           d. "Confidential Information" means any confidential
or proprietary information of the disclosing party either (i) disclosed in tangible form and conspicuously marked "Confidential," "Proprietary" or the like or (ii) disclosed in non-tangible form and orally identified as confidential at the time of disclosure and summarized in tangible form conspicuously marked "Confidential," "Proprietary" or the like within thirty (30) days of the original disclosure. By way of example and not limitation, the Deliverables shall be deemed the Confidential Information of Company hereunder.

                           e. "Deliverables" means the deliverables identified
in the Milestone Schedule including, without limitation, the Developed Software and Pre-existing Software.

                           f. "Developed Software" means the software product
developed by Developer for Company hereunder (in both fully-documented source code and object code forms).

                           g. "Field" means those markets (excluding LAN
environments) for broadband or broadcast media products including, without limitation, cable television and broadband wireless such as MMDS, LMDS and MVDS.

                           h. "Milestone Date" means the dates set forth in the
Project Timeline contained in the Milestone Schedule for delivery of a Deliverable.

                           i. "Milestone Schedule" means the development
milestone schedule set forth in Attachment A hereto.

                           j. "Pre-existing Software" means software (in both
fully-documented source and object code forms) developed by Developer at its expense and incorporated into Developer's commercially available products prior to the Effective Date.

                           k. "Specifications" means the specifications for the
Deliverables referenced in the Milestone Schedule and as more fully described in the Telephone AIM Functional Requirement set forth in Attachment C hereto.

                  2.       Developer Deliverables.
                           ----------------------

                           a. Promptly upon execution of this Agreement,
Developer will commence development of the Deliverables and complete such development pursuant to the Milestone Schedule.

                           b. In the event Company proposes any change to the
Deliverables or Milestone Schedule:

                                    i. Developer will accept the change and
continue performance provided the proposed change would, in Developer's reasonable estimation, not increase Developer's development costs hereunder by more than twenty percent (20%) and Company agrees to bear the additional cost required by the change; or

                                    ii. in the event such proposed change would,
in Developer's reasonable estimation, increase Developer's development costs hereunder by more than twenty percent (20%), Developer will reasonably and in good faith discuss such change with Company and provide Company with a proposal for the change within fifteen (15) days of Company's request. Developer shall not be obligated to continue development work hereunder during such discussions.

                  3.       Acceptance.

                           a. When Developer has completed a Deliverable,
Developer will deliver the Deliverable to Company. Company will accept or reject the Deliverable within thirty (30) days after the later of (i) Developer's delivery of the Deliverable or (ii) the applicable Milestone Date. In the event Developer delivers a Deliverable prior to the applicable Milestone Date, Company will proceed in good faith to begin acceptance testing as soon as practical, but Company shall have no obligation to begin acceptance testing prior to the applicable Milestone Date. Company may reject any Deliverable that fails to meet the Acceptance Criteria in any material respect. Any Deliverable not specifically rejected by Company by written notice in conformance with Section 19 shall be deemed accepted by Company, and any such notice must contain a reasonably detailed description of the basis for rejection in order to be effective. If Company rejects a Deliverable, Developer will promptly correct the failures specified in the rejection notice, but in no event later than thirty
(30) days following receipt of the rejection notice. Following Developer's re-delivery of the Deliverable, Company shall then repeat its acceptance tests to ensure all non-conforming elements of the Deliverable have been corrected by Developer. The foregoing acceptance/rejection/correction process shall be repeated until all non-conformities have been corrected by Developer and Company's acceptance of the Deliverable.

                           b. In the event of any dispute between the parties as
to whether Company's rejection of a Deliverable is proper, or whether the Developer is making reasonable progress toward resolving the failures identified by Com21 in a Deliverable, the Project Coordinators shall meet to discuss such dispute within forty-eight (48) hours of a party's written notice thereof. In the event the Project Coordinators do not resolve such dispute within five (5) days thereafter, the Project Coordinators shall submit the problem to the chief executive officer (CEO) of each party for resolution. For purposes of dispute resolution pursuant to this Section 3.b, no attorney shall be present at any discussions or negotiations between the parties except with the prior written consent of both parties; provided, however, that the foregoing shall not preclude a party from conferring with counsel at any time outside of such negotiations and discussions. If the parties are unable to resolve the dispute within five (5) days thereafter, the dispute shall be resolved by binding arbitration pursuant to Section 20.a below, except that (i) no discovery by the parties will be conducted, (ii) each party shall have no more than four (4) hours to present its case and (iii) the arbitrator shall decide the dispute within five (5) days of the conclusion of the parties' presentation.

                  4.       License Grant.

                           a. Developer grants Company a royalty-bearing,
nonexclusive, sublicenseable, worldwide and perpetual license to reproduce, market, sell, distribute (in object code form only and subject to Company's end user license agreement), publicly display, develop, modify, prepare derivative works of and otherwise exploit the Pre-existing Software, solely as incorporated within a Company Product. The foregoing grant shall not include the right to market, sell or distribute the Pre-existing Software as a stand alone product.

                           b. Company grants Developer a royalty-free,
nonexclusive, nonsublicenseable, nontransferable, worldwide license, outside the Field only, to reproduce, market, sell, distribute, publicly display, develop, modify and prepare derivative works of the Developed Software.

                  5.       Payment.

                           a. In consideration of Developer's development of the
Deliverables hereunder, the license of the Pre-existing Software and the assignment to Company under Section 8 below, Company shall pay Developer a non-recurring development fee ("Development Fee") in the amount of One Hundred and Fifty Thousand Dollars ($150,000) in the following installments corresponding to milestones set forth in the Milestone Schedule:

                      Milestone:                              Amount:
                      One                                     $10,000
                      Two                                     $30,000
                      Three                                   $60,000
                      Four                                    0
                      Five                                    0
                      Six                                     $50,000

                           b. Payments of each installment of the Development
Fee shall be due and payable upon Company's acceptance of all of the Deliverables corresponding to the applicable milestone.

                           c. In further consideration of Developer's
development of the Deliverables hereunder, the license of the Pre-existing Software and the assignment to Company under Section 8 below, Company shall pay Developer during the thirty (30) month period following the first shipment by Company of a Company Product on a general availability basis (the "Royalty Period") a royalty of Five Dollars ($5) for each unit of Company Product sold or otherwise distributed by Company, excluding Company Products distributed in connection with beta testing or demonstration purposes, returns, products repurchased from inventory and replacements. No further royalties shall accrue after the expiration of the Royalty Period.

                           d. All payments will be in U.S. currency drawn on
U.S. banks unless otherwise mutually agreed by the parties in writing. All royalty payments shall be due and payable on a monthly basis thirty (30) days following the end of the month in which royalties accrue. If Company fails to pay any undisputed amount when due, Company shall pay late charges of one and one half percent (1.5%) per month, but not more than the highest rate permitted by law, together with all direct collection expenses and charges incurred and paid by Developer.

                  6.       Audit Rights.

                           a. In order to assure compliance with Section 5.b
above, Developer shall have a right to audit to verify the amount of royalties payable to Developer hereunder, with no fewer than ten (10) days prior notice and no more frequently than twice during the Royalty Period, all sales and accounting records of Company directly related to sales of Company Products during the Royalty Period. Such audits shall be conducted during normal business hours (at the offices or locations of Company) by an independent certified public accountant of national standing who is bound in writing to maintain the confidentiality of Company's Confidential Information. Such audits shall be at Developer's sole expense unless an audit reveals an underpayment of royalties in excess of five percent (5%). In such event, Company shall immediately upon notice thereof from Developer pay the underpaid amount and the independent certified public accountant's fee for conducting such audit.

                           b. In order to verify any of Developer's additional
development costs resulting from a change requested by Company pursuant to
Section 2.b or Developer's claims for costs pursuant to Section 14 below, Company shall have a right to audit, with no fewer than ten (10) days prior notice, all financial and accounting records of Company directly related to development of the Deliverables hereunder. Such audits shall be conducted during normal business hours (at the offices or locations of Developer) by an independent certified public accountant of national standing who is bound in writing to maintain the confidentiality of Developer's Confidential Information. Such audits shall be at Company's sole expense unless an audit reveals that Developer's claim for such costs has been overstated by an amount in excess of five percent (5%). In such event, Developer shall immediately upon notice thereof refund such overpayment together with the independent certified public accountant's fee for conducting such audit.

                  7.       Product Support.

                           a. Prior to Company's acceptance of each of the
Deliverables (and thereafter in the event of any failure, non-conformity or other problem with any Deliverable which is a result of Developer's negligence or willful misconduct), Developer will provide, without any charge to the Company and during Developer's normal business hours, product support and assistance. Developer will deliver appropriate senior technical personnel to a location specified by the Company two (2) separate times, each time for a total of two (2) days. All costs and expenses (including, without limitation, transportation and housing) relating to such personnel are to be borne solely by Developer. Such personnel deliveries will be scheduled reasonably in advance based upon mutual agreement of Developer and Company and will be scheduled at times which support Company's project schedule. It is understood and agreed that the selection of Developer's senior technical personnel shall be at the reasonable discretion of Developer. In addition, Company shall be entitled to send, at its own expense, Company's technical personnel to Developer's place of business two
(2) separate times, each time for a total of two (2) days to work with Developer's personnel in the development, testing, support of the Deliverables.

                           b. After Company's acceptance of each of the
Deliverables, Company may request support services relating to the Developer Product and/or Deliverables at Developer's fee of One Hundred and Fifty Dollars ($150) an hour plus actual transportation related expenses and Developer will use its commercially reasonable efforts to provide support services on these terms.

                  8.       Ownership.

                           a. As between the parties, Company shall own all
right, title and interest (including, without limitation, all copyrights, trade secret rights and other intellectual property and rights throughout the world) in and to all Deliverables (excluding the Pre-existing Software) and all derivative works thereof created by or for the Company hereunder. Developer agrees to assign and hereby does assign all right, title and interest in and to the Deliverables (excluding the Pre-existing Software) to the Company. Developer agrees to perform all acts and execute all documents necessary or desirable to effectuate the foregoing assignment. In the event Company is unable to obtain Developer's assistance in executing and perfecting any assignment hereunder for any reason, Developer irrevocably designates and appoints Company and its duly authorized officers and agents, as Developer's agents and attorneys-in-fact, with full power of substitution, to act for, in behalf of and instead of Developer, to execute and file any documents and to do all other lawfully permitted acts to further the above assignment with the same legal force and effect as if executed by Developer.

                           b. As between the parties and except as licensed
herein, Developer owns all right, title and interest (including, without limitation, all copyrights, trade secret rights and other intellectual property and rights throughout the world) in and to the Pre-existing Software.

                  9.       Confidentiality; Nonsolicitation.

                           a. Each party will protect the other's Confidential
Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information.

                           b. Neither party will use the other's Confidential
Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party.

                           c. The receiving party shall not be obligated under
this Section 9 with respect to information the receiving party can document;

                                    i.      is or has  become  publicly  known
through  no fault of the  receiving party or its employees or agents; or

                                    ii.     is  received  without  restriction
from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

                                    iii.    was  rightfully  in the  possession
of the receiving party without restriction prior to its disclosure by the disclosing party (except for the Deliverables); or

                                    iv.     is  independently  developed  by the
receiving  party  (except for the Deliverables).

                           d. Within thirty (30) days after the termination of
this Agreement, each party will return or destroy any Confidential Information of the other and any copies, extracts and derivatives thereof.

                           e. During the term of this Agreement and for twelve
(12) months thereafter, neither party will encourage or solicit any employee or consultant to leave the employ of the other; the foregoing does not prohibit mass media advertising not specifically directed toward employees or consultants of a party.

                  10. Limited Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE (EXCEPT FOR A BREACH OF SECTION 9 AND EXCLUDING DEVELOPER'S OBLIGATIONS UNDER SECTION 15), NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY (I) AMOUNTS IN EXCESS IN THE AGGREGATE OF THE AMOUNTS PAID BY THE COMPANY TO DEVELOPER HEREUNDER, OR (II) SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                  11. Warranty and Disclaimer. Developer warrants that (i) the work under this Agreement will be performed in a professional and workman-like manner in accordance with industry standards, (ii) the Deliverables and related services will conform to the Specifications, (iii) Developer has and will obtain agreements with its employees and contractors sufficient to allow it to grant Company the assignments provided for herein, (iv) the Pre-existing Software, Developed Software and Deliverables do not and will not infringe or violate any third party patent, copyright, trademark, trade secret or other intellectual property or proprietary right, (v) Developer owns all rights, title and interest in and to the Pre-existing Software, Developed Software and Deliverables necessary to effect the licenses and assignments contemplated under this Agreement and (vi) the Deliverables delivered to Company by Developer hereunder constitute all information, software, data and other materials necessary and sufficient for Company to maintain, test, support, enhance and develop the Developed Software as contemplated hereunder and that there are no third party, Developer proprietary or other development tools, information or other materials used by Developer in the creation, testing, support or maintenance of any Deliverables which are not readily commercially available. OTHER THAN THE FOREGOING, DEVELOPER MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY DELIVERABLE OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  12.      Term and Termination for Cause.

                           a. This Agreement will remain in effect unless and
until terminated in accordance with the express terms of this Agreement.

                           b. A party may terminate this Agreement in the event
the non terminating party:

                                    i.      materially  breaches  a  material
provision of this Agreement upon thirty (30) days notice unless the breach is cured within such thirty (30) day notice period;

                                    ii.     ceases doing business for any
reason; or

                                    iii. seeks protection under the United
States Bankruptcy Code or similar protection from creditors; or bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against Developer and not dismissed within sixty (60) days of filing.

                  13.      Effect of Termination.

                           a. In the event Developer terminates this Agreement
pursuant to Section 12.b(i) above, the license granted in Section 4.a shall terminate; provided, however, that Company shall have the right after termination to sell its then existing inventory of Company Products.

                           b. In the event Company terminates this Agreement
pursuant to Section 12.b above, the license granted in Section 4.a shall survive such termination.

                           c. In the event of any termination by Company prior
to delivery of all Deliverables (except pursuant to Section 14.b below), Developer shall promptly deliver to Company all works in progress relating to the Deliverables in the form existing at the time of such termination (whether or not complete, and together with all documentation, notes, flow charts, comments and other information and tools necessary to enable to reasonably skilled programmer to continue development thereof) in Developer's possession or control.

                           d. In the event of any termination or expiration of
this Agreement, rights to use of Pre-existing Software by customers of the Company, Sections 8 through 21 of this Agreement, any accrued rights to payment and any remedies for breach of this Agreement shall survive any termination of this Agreement.

                  14.      Termination for Convenience.

                           a. Company may terminate this Agreement for
convenience at any time; provided, however, that in the event Company terminates for convenience after acceptance by Company of all Deliverables pursuant to the Milestone Schedule, Company shall pay within five (5) days of the date of Company's notice of termination all unpaid amounts of the Development Fee. The license granted in Section 4 shall survive any termination pursuant to this
Section 14.a subject to all the terms and conditions of this Agreement including, without limitation, terms relating to royalties.

                           b. In the event Company gives Developer written
notice of termination pursuant to this Section 14 prior to Developer's delivery of all the Deliverables pursuant to Milestone one of the Milestone Schedule, no payments shall be due and neither party shall have any further obligation or liability to the other hereunder.

                           c. In the event Company gives Developer written
notice of termination pursuant to Section 14.a above prior to Developer's delivery of all the Deliverables pursuant to Milestone two of the Milestone Schedule, Developer shall be entitled to receive (or keep if payment has already been made) the payment for Milestone one set forth in Section 5.a above and Company shall reimburse Developer for all costs incurred by Developer up to the date of Company's notice and paid by Developer that are directly related to development of the Deliverables pursuant to Milestone two of the Milestone Schedule, but in no event shall Company be obligated to pay any amount in excess of the payment corresponding to Milestone two set forth in Section 5.a.

                           d. In the event Company gives Developer written
notice of termination pursuant to Section 14.a above prior to Developer's delivery of all the Deliverables pursuant to Milestone three of the Milestone Schedule, Developer shall be entitled to receive (or keep if payment has already been made) the payments for Milestones one and two set forth in Section 5.a above and Company shall reimburse Developer for all costs incurred by Developer up to the date of Company's notice and paid by Developer that are directly related to development of the Deliverables pursuant to Milestone three of the Milestone Schedule, but in no event shall Company be obligated to pay any amount in excess of the payment corresponding to Milestone three set forth in Section 5.a.

                           e. Developer's costs for purposes of this Section 14
shall be calculated based on the number of days actually worked by Developer prior to receipt of Company's termination notice and at a rate of Seven Hundred and Fifty Dollars ($750) per day per qualified engineer performing such development work and Two Thousand Dollars ($2,000) per day for development work performed by [Arthur Henley].

                  15. Indemnification. Developer shall defend, indemnify and hold Company and its officers, directors, agents and employees harmless from liability arising or resulting from infringement or violation by the Deliverables or Company's possession, use or distribution thereof of any third party patent, copyright, trademark, trade secret or other intellectual property or proprietary right, provided that Company notifies Developer of any and all threats, claims and proceedings related thereto of which Company becomes aware. Developer shall have sole control of any such action or proceeding at its own expense. Developer may not enter any settlement or other agreement under which Company would be obligated to make any payment without Company's prior written approval.

                  16. Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as an employee or agent of the other and shall not bind nor attempt to bind the other to any contract.

                  17. Publicity and Press Releases. Except to the extent necessary under applicable laws, the parties agree that all press releases or other publicity relating to the existence or substance of the matters contained herein shall be coordinated between Developer and Company and will not be released without joint approval, which approval shall not be unreasonably withheld.

                  18.      Assignment; Successors.

                           a. Neither party shall have any right or ability to
assign or transfer any obligations or benefit under this Agreement without the written consent of the other, except that Company may assign and transfer this Agreement and its rights and obligations hereunder to any third party who succeeds to all or substantially all its business, stock or assets, provided that such third party successor agrees in writing to assume all of Com21's obligations

(including, without limitation, royalty obligations) under this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  19. Notices. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or five (5) days after being sent by prepaid certified or registered U.S. mail or upon receipt after being sent by commercial overnight courier service with tracking capabilities, to the address of the party to be noticed as set forth above or such other address as such party last provided to the other by written notice.

                  20.      Arbitration.

                           a. Except as otherwise set forth in Section 3.b
above, any controversy arising under or related to this Agreement or any disputed claim by either party against the other under this Agreement shall be settled in Chicago, Illinois by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators shall be binding upon the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction. One arbitrator shall be chosen within thirty (30) days by the AAA from a panel of arbitrators knowledgeable and experienced in network computing, development of computer software and/or hardware and commercial transactions. The written determination of the arbitrator shall be final and shall not be subject to judicial review; provided, however, that any award or determination rendered by the arbitrator(s) may be entered in a court of competent jurisdiction.

                           b. Notwithstanding anything to the contrary herein,
nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, patents, copyrights, trade secrets, know-how or any other proprietary rights. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and reasonable attorneys' fees.

                  21.      Miscellaneous.

                           a. The failure of either party to enforce its rights
under this Agreement at any time for any period shall not be construed as a waiver of such rights.

                           b. No changes or modifications to or waivers of any
provision of this Agreement shall be effective unless evidenced in writing and signed by both parties.

                           c. In the event that any provision of this Agreement
shall be determined to be illegal or unenforceable, such provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                           d. This Agreement shall be governed by and construed
in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. The sole jurisdiction and venue for actions related to the subject matter of this Agreement shall be the state and federal courts having within their jurisdiction the location of the Company. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees.

                           e. Headings herein are for convenience of reference
only and shall in no way affect interpretation of the Agreement.

                           f. Except as otherwise expressly stated in this
Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

                           g. This Agreement, together with all Attachments
hereto, sets forth the entire agreement between the parties with regard to the subject matter hereof and fully supersedes all proposals, oral or written, all negotiations, conversations, discussions or agreements between or among the parties and all past dealing or industry custom.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                   COM21, INC.


                                   By:
                                      -------------------------------------

                                   Name:
                                        -----------------------------------
                                   Title:
                                         ----------------------------------

                                   E-NET, INC.


                                   By:
                                      -------------------------------------
                                   Name:
                                         ----------------------------------

                                   Title:
                                         ----------------------------------

                                  ATTACHMENT A

                               MILESTONE SCHEDULE


                       Background and Purpose of Exhibit

This exhibit defines the requirements for e-Net to satisfy in order to complete its development contract with Com21. It outlines the deliverables from e-Net to Com21 and from Com21 to e-Net. It defines the milestones that will be used to measure e-Net's progress on the development contract against which, progress payments will be made. It defines the work elements to be performed.

         Deliverable Definition, Milestone Assignment and Responsibilities

All textual and descriptive specifications, plans, etc. as they apply to the Telephone AIM product will be provided in a electronic format that may be shared by both Com21 and e-Net. Deliverables may be combined as appropriate, for example the SW Design Specification, Diagnostic Design Specification, and SW Functional Description may be sections within the same document. In addition, materials to be supplied by Com21 are described in the schedule below.

DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------

Project Plan                     Com21                    Satisfy Com21 Project       This is the administrative plan of
                                                          Plan objectives. A          the AIM project. It contains the
                                                          Microsoft Word formatted    schedule, personnel assignments,
                                                          document is acceptable.     assembly build plans, documentation
                                                                                      plan, development tools and
                                                                                      equipment that are planned for the
                                                                                      project. This is provided in a
                                                                                      electronic format that may be shared
                                                                                      by both Com21 and e-Net

Telephone AIM System             Com21                    Satisfy Com21 Telephone     This is the technical definition of
Specification                                             AIM Functional              the product. which include the
                                                          Requirements set forth in   Telephone AIM functional
                                                          Attachment C. A Microsoft   requirements (which are included as
                                                          Word formatted document     a separate section of the
                                                          is acceptable.              Com21/e-Net contract). This includes
                                                                                      HW, SW and mechanical
                                                                                      specifications. Functions to be
                                                                                      implemented in the AIM must be
                                                                                      identified. HW, SW, protocol, and
                                                                                      mechanical interfaces must be
                                                                                      defined. Measurements and statistics
                                                                                      identified in the Project Test Plan
                                                                                      may become requirements


DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------

                                                                                      for the product and as such must be
                                                                                      included in this specification. This
                                                                                      is a detailed specification

Project Test Plan                Com21                    Satisfy Com21 product       This plan defines required testing
                                                          testing plan objectives.    of the AIM, STU, HCX, and overall
                                                          A Microsoft Word            system, as it relates to operation
                                                          formatted document is       of the AIM. This includes AIM board
                                                          acceptable.                 diagnostics, network loopbacks from
                                                                                      the STU, network loopbacks from the
                                                                                      HCX, network loopbacks from the ATM
                                                                                      switch and network loopbacks from
                                                                                      the PBX. Required test code may be
                                                                                      limited to product development only,
                                                                                      or may become integral to the
                                                                                      operation and maintenance of the
                                                                                      product. Measurements and statistics
                                                                                      identified in this plan may become
                                                                                      requirements for the product.
                                                                                      Hardware testing includes Design
                                                                                      Verification encompassing
                                                                                      environmental specifications, EMI,
                                                                                      regulatory, and manufacturing
                                                                                      testing. Required equipment and
                                                                                      tools should be specified. The test
                                                                                      plan includes function, unit, system
                                                                                      integration, and overall system
                                                                                      operation (including administration
                                                                                      and maintenance interfaces). Product
                                                                                      performance measurements must be
                                                                                      defined and methods to quantify the
                                                                                      performance identified. E-Net will
                                                                                      provide 6 of its PC based "Telset"
                                                                                      cards to Com21 to expedite SW
                                                                                      prototype development


Milestone 2                                                                           Design Implementation

Com21 SW Environment             Com21                    DSP source code should be   Com21 must procure and provide a SW
                                                          able to be compiled,        design and test environment that
                                                          downloaded, and             will validate and support the e-Net
                                                          executable on the           SW deliverables. This is located at
                                                          selected emulator. This     the Com21 location. This includes HW
                                                          environment will be used    equipment, HW emulator, SW compiler,
                                                          to demonstrate the e-Net    and SW code debug tools. It is
                                                          DSP SW code.                desired that Com21 and e-Net use the
                                                                                      same (vendor) SW design


DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------

                                                                                      and debug tools as they relate to
                                                                                      the DSP development.

HW and SW Design                 e-Net      Com21         Satisfy Com21 Telephone     This is the definition of HW and SW
Specifications for e-Net                                  AIM requirements. A         functions, protocols, and dataflow.
functions (as defined in                                  Microsoft Word formatted    Interfaces between functions should
Telephone AIM requirements)                               document is acceptable.     be defined, including HW/SW
                                                                                      interfaces. Performance
                                                                                      specifications of the SW should be
                                                                                      quantified. For example, the real
                                                                                      time required to execute the voice
                                                                                      and AAL1 functions should be less
                                                                                      than 65% of processor real time for
                                                                                      both ports operating. Limits on
                                                                                      internal and external memory
                                                                                      capacity should also be specified.
                                                                                      Com21 will supply AIM interface
                                                                                      functions and specifications. Each
                                                                                      function defines interfaces,
                                                                                      performance, testability, support of
                                                                                      manufacturing test, and compliance
                                                                                      requirements


DSP SW code (src, obj)           e-Net      Com21         The DSP code should be      e-Net will supply the software
                                                          compiled at the Com21       source, object and executable code
                                                          site using the Com21 DSP    using an acceptable transport media
                                                          SW tools. The source code   (e.g., floppy disk). This
                                                          is in an ASCII text         deliverable is intended to validate
                                                          format. The object code     the Com21 SW environment and provide
                                                          is generated by the         an estimate of the final processor
                                                          compiler and should match   program memory space requirements.
                                                          the e-Net supplied
                                                          object code as
                                                          determined by a
                                                          comparison of the
                                                          executable code
                                                          generated by the e-Net
                                                          and Com21 tools.

DSP/Line I/F schematic           e-Net      Com21         E-Net provides              This is a drawing containing the HW
                                                          documentation that can be   components and how they are
                                                          incorporated into a Com21   interconnected. This deliverable is
                                                          schematic; Com21 is able    limited to the e-Net supplied design
                                                          to recreate any             functions.
                                                          programmable device
                                                          download files. Viewlogic
                                                          schematic files are
                                                          preferred but ORCAD


DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------


                                                          is acceptable


DSP/Line I/F BOM                 e-Net      Com21         E-Net provides a            This is a list of HW components and
                                                          documented Bill of          qualified vendors of the components.
                                                          Materials of the            It is limited to the e-Net supplied
                                                          specified design.           design functions
                                                          Microsoft Word, plain
                                                          test or Microsoft Excel
                                                          format is acceptable

AIM Bus I/F schematic and        Com21                    A design review involving   This is a drawing containing the HW
incorporation of e-Net HW                                 e-Net and Com21 will be     components and how they are
design                                                    administered. Format of     interconnected. This deliverable is
                                                          schematics is determined    the entire AIM board assembly,
                                                          by Com21 and will most      including the e-Net design. After
                                                          likely be Viewlogic.        this delivery, the HW board related
                                                                                      documentation will be under Com21
                                                                                      control.

Complete AIM BOM including AIM   Com21                    Documented Bill of          This is a list of HW components and
Bus I/F, DSP/Line I/F                                     Materials of the            qualified vendors of the components
                                                          specified design.           and includes the entire AIM board
                                                          Microsoft Word, plain       assembly.
                                                          test or Microsoft Excel
                                                          format is acceptable

Milestone 3                                                                           Functional Test - individual
                                                                                      components are tested with
                                                                                      dependency only on HW or SW located
                                                                                      within the same physical unit

5 AIM assembled boards           Com21      Com21         In addition to assembling   Com21 assembles 5 AIM assemblies as
                                                          the boards, Com21           documented by the e-Net and Com21
                                                          delivers a BOM,             schematic and BOM deliverables in
                                                          schematics, and rework      Milestone 2 and modified by
                                                          instructions of the         documented rework instructions.
                                                          assembled board. Quality    Three boards are delivered to e-Net
                                                          of the assembly is judged   to begin testing.
                                                          by visible inspection.

operation of DSP/Line I/F        e-Net      Com21         E-Net demonstrates the      e-Net is able to get hardware and
diagnostics                                               DSP and line interface      software diagnostics relating to the
                                                          diagnostics (as specified   DSP and telephone line interface
                                                          in the Design Spec) using   operating, running the code
                                                          the Com21 development       developed by e-Net under this
                                                          environment. Com21          development contract. E-Net
                                                          updates the AIM HW          demonstrates the diagnostics on one
                                                          according to e-Net          of the three boards delivered to
                                                          supplied rework             e-Net and on a board that has been


DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------


                                                          instructions and uses       under Com21 rework control. Com21
                                                          this AIM for the            accepts the e-Net board, leaving
                                                          demonstration. It is        e-Net with two AIM boards. The
                                                          required that this test     telephone line interfaces can
                                                          be configured and           demonstrate the specified
                                                          controlled by the ComPort   performance using a tone generator
                                                          modem processor (rather     and demonstrating the required
                                                          than a DSP emulator).       Signal/Noise quality in the received
                                                                                      signal. Additionally, two people
                                                                                      should be able to talk between
                                                                                      phones collocated on the same AIM. A
                                                                                      further test may include operating a
                                                                                      28.8 kbps modem between collocated
                                                                                      AIM interfaces. It is desired that
                                                                                      these diagnostics be controlled via
                                                                                      the ComPort modem serial craft user
                                                                                      interface.


AIM Bus I/F diagnostics          Com21                    Com21 demonstrates AIM      These diagnostics designed by Com21
                                                          register access and data    allow access to DSP registers and
                                                          transfers between the STU   telephone line interface registers.
                                                          and AIM over the 16 bit     In addition, these diagnostics
                                                          AIM bus.                    exercise the data transfers between
                                                                                      the DSP and STU ASIC interface.

operation of SW functions        e-Net/     Com21         e-Net demonstrates the      e-Net demonstrates the functional
                                 Com21                    operation of the            operation of
                                                          functions defined in the    the software it supplies.
                                                          SW Design
                                                          Specification. Com21
                                                          must provide a working
                                                          AIM HW interface that
                                                          allows FPGA
                                                          initialization and DSP
                                                          code download.

DSP SW code (src, obj) update    e-Net      Com21         Validated by Com21 by       e-Net will supply the software code
                                                          compiling and executing     in source code form using an
                                                          code in the Com21           acceptable transport media (e.g.,
                                                          development environment     floppy disk).
                                                          This generated code is
                                                          used for the Milestone 3
                                                          demonstrations.

telephone line compliance        e-Net      Com21         Line interface design       Com21 is able to configure transmit
                                                          specification must be       and receive line port gains to allow
                                                          tested and results          FCC Part 68 telephone transmission
                                                          documented as to their      line compliance. Other line


DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------


                                                          success or failure.         interface functions must also be
                                                                                      verified, such as ringing loads.

SW Functional Description        e-Net      Com21         Com21 reviews the           e-Net will supply written text of
                                                          documentation for           the e-Net related software
                                                          implementation details      functional implementation. This
                                                          that will expedite Com21    includes the major blocks of code
                                                          maintenance modifications   and the function of each. This can
                                                          and SW sustaining support.  be an addition to the SW Design
                                                                                      Specification completed in Milestone
                                                                                      2 or some equivalent form (e.g.,
                                                                                      comments within the source code)
                                                                                      that is acceptable to Com21.


Milestone 4                                                                           SW Integration - provides a
                                                                                      connection between the AIM and the
                                                                                      other system (e.g., Headend)
                                                                                      equipment

AAL1 SW                          e-Net      Com21         Identification (e.g.,       This is the ATM AAL1 protocol used
                                                          memory dump listing) and    for circuit emulation. This format
                                                          demonstration of the AAL1   structure may have been available at
                                                          formatted ATM cell          an earlier time, but may not have
                                                          structure. This may use     been verified against the
                                                          transmission of a tone      specification.
                                                          within the STU and
                                                          between the two
                                                          collocated telephone AIM
                                                          interfaces.

AAL1 connection with HCX         Com21                    Using a connection that     This uses the AIM, STU, cable
                                                          passes through the HCX, a   facilities and HCX in a system
                                                          voice signal is passed      environment. This verifies the HW
                                                          between the two             and SW interfaces and AAL1 format
                                                          telephones located on       which have been implemented in each
                                                          same AIM.                   of these devices.

software under version control   Com21                    All DSP SW code is          SW updates are now under Com21 SW
                                                          located in the SW version   version control.
                                                          control system.
                                                          Executable code is
                                                          generated under the
                                                          version control system.

Milestone 5                                                                           System Integration - provides an end
                                                                                      to end voice connection including
                                                                                      ATM gateway equipment and PBX


DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------

EQA Plan                         Com21                    The test cases are          These test cases, written by Com21,
                                                          executed and passed         verify the product operation
                                                          without Priority 1 or 2     according to the Product
                                                          bugs. These bugs are        specification. These are normally
                                                          considered unacceptable     executed with all the system
                                                          to customer shipments and   equipment installed and operational.
                                                          do not have a viable
                                                          `work around' procedure
                                                          to the customer.

STU/AIM EMI compliance           Com21                    Acceptable FCC Part 15      Com21 will arrange and pay for the
                                                          compliance and reports.     testing. e-Net must modify DSP and
                                                                                      line interface design as needed for
                                                                                      compliance.

voice loopback at ATM switch     Com21                    Using a connection that     This assumes that the ATM gateway
                                                          passes through the HCX      switch can provide a loopback
                                                          and an external ATM         function as needed. This validates
                                                          switch, pass a voice        AIM/STU/HCX SW and HW with non-Com21
                                                          signal between two          equipment.
                                                          telephones on different
                                                          AIM boards.

PBX connection                   Com21                    Demonstrate a phone call    This is overall validation of system
                                                          and voice connection        functions.
                                                          which originates at the
                                                          PBX and terminates on the
                                                          AIM telephone.
                                                          Demonstrate a phone call
                                                          and voice connection
                                                          which originates at the
                                                          AIM telephone and
                                                          terminates on the PBX.

echo cancellation                e-Net      Com21         Qualitatively listen that   Delays may need to be created to
                                                          echo is removed when echo   demonstrate the echo cancel
                                                          cancellation is enabled.    function. This may also require an
                                                          Create delay in the         enable/disable configuration option
                                                          network that causes         to expedite this test.
                                                          noticeable (and
                                                          demonstrable) echo in
                                                          an AIM telephone when
                                                          echo cancellation is
                                                          disabled.
                                                          Quantitatively
                                                          demonstrate that this
                                                          satisfies the maximum
                                                          specified delay.

Milestone 6                                                                           Field Testing - provides
                                                                                      installation and integration with
                                                                                      customer equipment and administration


DELIVERABLE                      WHO        SIGNOFF       ACCEPTANCE CRITERIA         DESCRIPTION
-----------                      ---        -------       -------------------         -----------
Milestone 1                                                                           Specification and Planning
-----------                                                                           --------------------------

Alpha Test                       Com21                    Under engineering           This is incorporation of the product
                                                          control, the product of     into the Com21 internal HFC and PBX
                                                          which the Telephone AIM     network. This includes the first
                                                          is a component is able to   customer installation and operation.
                                                          demonstrate acceptable
                                                          customer perceived
                                                          quality and performance.

Beta Test Plan                   Com21                    Under customer control,     This is executed with manufacturing
                                                          the product of which the    controlled HW and SW. These
                                                          Telephone AIM is a          installations are at a customer
                                                          component is able to        location using customer supplied
                                                          demonstrate acceptable      equipment.
                                                          customer perceived
                                                          quality and performance



3.       Project Timeline


                          Timeframe                          Description
                          ---------                          -----------
Milestone 1               60 days after contract signing     Specifications and Planning
                          and commitment of resources

Milestone 2               Two months after Milestone 1       Design Implementation

Milestone 3               one month after Milestone 2        Functional Test

Milestone 4               two months after milestone 3       SW Integration

Milestone 5               two to three months after          System Integration
                          milestone 4

Milestone 6               3 months after milestone 5 and     Field Testing
                          beginning of Beta test


                                  ATTACHMENT B





COMPANY'S PROJECT COORDINATOR:      Kinney Sumal




DEVELOPER'S PROJECT COORDINATOR:

                                  ATTACHMENT C

                      TELEPHONE AIM FUNCTIONAL REQUIREMENT


1.       Background and Purpose of Exhibit
This exhibit defines the basic Telephone AIM functional requirements.

2.       Baseline Telephone AIM Specification for e-Net Development
The Telephone AIM is a PCB assembly which will fit into a Com21 ComPort and provide two RJ11 telephone lines ports. The PCB assembly is approximately 3" x 5". The main function of the board is to interface the telephone line ports to an internal, ATM formatted, AIM microprocessor bus. The block diagram of the AIM assembly is shown below.

The basic functions of the board are:

telephone line interface
voice processing and AAL1 formatting
telephone signaling and supervision
AIM bus interface RJ11 RJ11

[GRAPHIC OMITTED]
e-Net design responsibility includes the analog telephone set interface, CODEC, DSP hardware, DSP voice processing, and DSP AAL1 formatting. Com21 design responsibility includes the overall HW board layout and fabrication, the AIM bus interface, ABCD signaling bit assignments, and SW controlled ringing supervision. While the complete specification is a Milestone 1 deliverable and will require detailed hardware (signal) and software (register bit) definitions, this exhibit will describe the e-Net design requirements in order to provide a scope of the work. Some Com21 requirements will be included to explicitly denote that these are not an e-Net responsibility.

In the table below an `x' denotes the responsible party.



REQUIREMENTS                                                                             e-Net      Com21

Hardware

2 Telephone line interfaces                                                              x

Ringing for two simultaneous phone lines; minimum 3 RENs per line; disable ringing       x
when off hook

Debounced on/off hook detector                                                           x

A nominal 18.432 MHz or 9.216 MHz clock source which is synchronized to either an AAL1              x
adaptive clock (via AAL1 adaptive clock recovery) or an external network clock.
The nominal clock shall be accurate to within 200ppm of stated frequency.

AAL1 adaptive clock recovery will be calculated for blocks of 200 (or less) received     x
cells. These values will be low pass filtered (averaged) to eliminate the effects of cell arrival jitter. The results will indicate local clock wander
(drift) from the remote reference clock. The DSP will calculate a signed value that indicates need to increase clock frequency if positive and decrease clock frequency if negative. This process will allow the local clock to be synchronized to the remote clock. The remote clock shall be accurate to at least
250ppm. Cell arrival jitter shall be less than 10 milliseconds. It is desired that the low pass filter parameter(s) be a configurable register(s) which may be modified during implementation debug.

128x8 bit EEPROM for configuration storage                                                          x

DSP HW                                                                                   x

DSP HW interface for SW code initialization and SW application code download             x

AIM bus interface for SW code initialization and SW application code download                       x

AIM bus interface                                                                                   x

AIM and DSP shared memory; this may be a shared design effort of be designed by either   x          x
e-Net or Com21

DSP HW JTAG interface                                                                    x

AIM HW JTAG interface (if required)                                                      x

FPGA download from AIM bus                                                                          x



Software

28.8 kbps MODEM transparency                                                             x

Ringing cadence (for selective ringing)                                                             x

dual tone generation parameters: freq1, freq2, duration                                  x

local loop echo cancellation (configurable on/off, minimum 6 msec tail)                  x

SW drivers for hardware functions (e.g., ringing, tones, diagnostic loopbacks, on/off x hook status)

1 structured AAL1 ATM cell stream channel processing per one port (i.e., structure x size equals one)

64 kbps per channel, selectable uLaw/ALaw PCM encoding                                   x

SW structures for ABCD signaling bit buffers, AAL1 headers and payloads, each            x          x


REQUIREMENTS                                                                             e-Net      Com21

channel is assigned separate buffer spaces; both Com21 and e-Net need to agree on structure format and memory allocation

48 byte AAL1/ATM payload (byte) processing (including SAR PDU header)                    x

Compile option for either AAL1 structure format with ABCD signaling (Ref 1) , or         x
without signaling (i.e., no insertion of signaling bits in AAL1 payload)

Configurable option to transmit FXS, FXO, E&M signaling                                  x

AAL1 ABCD signaling bit payload write capability (i.e., capability to support x signaling formats of ABCD bits other than FXS, FXO, E&M formats)

AAL1-CES ATM header byte write processing                                                           x

PVC per port call processing (e.g., assigning ATM cell VPI/VCI addresses)                           x

ATM delay cell jitter buffer (configurable from 1 to 256 byte jitter buffer)             x

lost cell interpolation (i.e., fill with silent codes)                                   x

partially full AAL1 payloads, SW configurable from 1 to 47 bytes                         x

Network Bandwidth management (e.g., allocating cable bandwidth capacity)                            x

Testing

Configurable Telephone Port 1 to Port 2 PCM local loopback (see figure)                  x

Configurable Telephone Port 1 to Port 2 AAL1 local loopback (see figure)                 x

Configurable individual Telephone Port remote loopback, preferably at CODEC if CODEC x provides support or at DSP serial port (see figure)

FCC Part 68 line interface compliance: transmission level only (level set with compile   x
time option)

FCC Part 15 compliance                                                                              x

DSP Real time performance of 2 telephone lines, less than 65% including 6 msec echo      x
cancellation

DSP Power On Self Test, `DSP Ready' register bit indicates successful self test          x

Diagnostics: DSP output pin which indicates "fast loop" active state, register counter x which increments every fast loop completion, register counter which increments every slow loop completion ("fast loop" is fraction of 125 microsecond interval needed to accomplish Telset interface and AAL1 payload byte processing; the "slow loop" is used for cell block processing and overlays many fast loop intervals)




Required Conformance Specifications:

1) ATM Forum, Circuit Emulation Service Interoperability Specification, Version 2.0, af-vtoa-0078.000, January 1997
2) I.363.1, B-ISDN ATM Adaptation Layer Specification: Type 1 AAL, ITU-T, 8/96
3) EIA/TIA-464A (date and revision to be provided)

Reference 1 contains applicable `AAL1' details. Reference 2 is used within the AAL1 specification to describe the details of the AAL1 payload and signaling formats. Reference 2 also describes the AAL1 synchronization specification. Reference 3 defines ABCD signaling bits for the FXS, FXO, and E&M signaling formats.